SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material Pursuant to under §240.14a-12.

    Columbia Funds Series Trust I

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Mutual Funds Regular Outbound Call Flow

Mutual Funds Regular Outbound Call Flow – Alternate Introduction call flows

Hello, I’m trying to reach <s/h name>. Is he/she available? My name is                  and I’m
calling on a recorded line regarding your investment in the <fund name>.

We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back, so we’re calling to ask if you “would have any objections to voting along with the recommendations of your Board?”

Alternate Introduction Call Flows:

IF Investment is in a Trust:

My name is              and I'm calling on a recorded line regarding the investment in the <fund name> held in <Trust Name> for which you are listed as Trustee.

IF Investment is in a Custodial Acct for a Minor:

My name is              and I'm calling on a recorded line regarding the investment in the <fund name> you control as custodian for <name of minor>.

IF Investment is held by an Association or Club:

My name is              and I'm calling on a recorded line regarding the investment in the <fund name> held in <Association / Club Name> for which you are listed as contact.

IF Investment is in a Company Name: .

My name is              and I'm calling on a recorded line regarding the investment in the <fund name> held by <Company’s Name> for which you are listed as contact.

IF Investment is in 401 K / Pension Plan held by Company Name:

My name is              and I'm calling on a recorded line regarding the investment in the <fund name> held the <Company’s Name> <401 K / Pension Plan> for which you are listed as contact person.

Columbia Management®

January 15, 2010

Columbia Management and Ameriprise Financial, Inc. Transition Update

On September 30, 2009, Bank of America, N.A. announced its decision to sell Columbia Management’s long-term asset management business to Ameriprise Financial, Inc. This includes the management of its equity and fixed-income mutual funds. This transaction is projected to result in a combined organization with nearly $400 billion in global assets under management. The combined U.S. asset management business will operate under the Columbia Management brand with several sub-brands existing under the Columbia Management umbrella. Both companies will operate independently until all required approvals have been received and the transaction closes, which is expected to occur in the spring of 2010.

Proxy solicitation

Beginning mid-January, 2010, shareholders will start receiving proxy material in the mail for certain proposals that relate to the Ameriprise transaction. For the funds listed in the attached table, the related proxy solicitation period begins in mid-January and is expected to end prior to the closing of the Ameriprise transaction, anticipated to take place in the spring of 2010. Columbia Management has contracted with Computershare Fund Services (Computershare) to assist with the proxy solicitation by contacting shareholders by telephone to assist them in the voting process. The following Q&A has been created to help you deal with client inquiries regarding the upcoming proxies. Please note that the information in this bulletin does not pertain to the Acorn and Wanger funds. Please encourage your clients to vote as early as possible to reduce expenses and unnecessary calls from Computershare.

Q:	What proposals will shareholders be asked to vote on at the shareholder meeting?
A:	Shareholders will be asked to:

¡	Consider and vote on a proposed investment management services agreement with RiverSource Investments, LLC, (RiverSource) a wholly-owned subsidiary of Ameriprise

¡	If the shareholders’ fund has a subadvisor, consider and vote on a proposed investment subadvisory agreement with such fund’s subadvisor

¡

Consider and vote on a proposal authorizing RiverSource, to enter into and materially amend subadvisory agreements, in the future, with the approval of the funds’ Board of Trustees, but without obtaining additional shareholder approval

¡	Elect trustees to each of the Trust’s Board of Trustees

Q:	What is the investment management services agreement?
A:	The investment management services agreement is the proposed agreement between each fund and RiverSource. Upon the closing, the funds’ current advisory agreements with Columbia Management will terminate. The funds’ boards have approved and recommend that shareholders approve the proposed investment management services agreement with RiverSource.

Q:	What are the subadvisory agreements?
A:	The subadvisory agreements are the proposed agreements between the applicable funds and their current subadvisors. If approved, each subadvisory agreement will replace the subadvisory agreement currently in place for the fund. Upon the closing, the applicable funds’ subadvisory agreements will be terminated. The boards have approved and recommend that shareholders of the applicable funds approve the proposed subadvisory agreements.

Q:	What is the rationale for permitting RiverSource to amend subadvisory agreements?
A:	This proposal, also referred to as the Manager of Managers Proposal, will allow RiverSource to enter into and materially amend subadvisory agreements with unaffiliated subadvisors without incurring the delay and expense associated with shareholder meetings. Although there are no current recommendations to change existing subadvisory relationships, most of the funds currently advised by RiverSource have adopted such a policy.

For institutional audiences only. Distribution to any other audience is prohibited.

NOT FDIC INSURED	May Lose Value
NOT BANK ISSUED	No Bank Guarantee

INT-09/30652-0110 10/AR102436

Columbia Management®

Q:	What is the purpose of electing a board of trustees?
A:	Shareholders of each fund are being asked to elect trustees. This is to satisfy the funds’ voluntary undertaking to hold a shareholder meeting at least every five years to elect trustees in connection with an SEC order dated February 9, 2005.

Q:	What materials will clients receive?
A:	Shareholders who own shares of an affected fund as of record date will receive the Joint Proxy Statement and proxy card. Shareholders may receive additional solicitation material during the proxy solicitation period.

Q:	How will these proposals affect shareholders?
A:	These proposals will not result in any change to the funds’ investment objectives or principal investment strategies. The fee rates currently payable by the funds, for investment advisory and administrative services, will not change. The total scope of services proposed to be provided by RiverSource is substantially the same as that currently provided by Columbia Management.

Q.	How may shareholders cast their votes?
A.	Shareholders may vote in person at the meeting or there are several ways they can authorize proxies to cast their votes on their behalf at the meeting:

¡	By Mail: Complete, sign and return the proxy card(s) in the self-addressed, postage-paid envelope.
¡	By Telephone: Call the toll-free number printed on the proxy card(s) and follow the directions.
¡	By Internet: Access the Website address printed on the proxy card(s) and follow the directions on the website.

Q.	Whom should shareholders call for additional information about the Joint Proxy Statement?
A.	If shareholders need any assistance, or have any questions regarding the proposals or how to vote their shares, please advise them to call the fund’s proxy solicitor, Computershare Fund Services, at 800-708-7953.

Q:	Why aren’t the Columbia retail money market funds included in this proxy?
A	We recently announced that Bank of America will retain Columbia Management’s retail cash business. In an initial related step, Columbia Management’s retail money market funds were reorganized into newly created funds of a new registered investment company effective December 31, 2009. Since these funds have a new trust and are not part of the Ameriprise transition, they are excluded from this proxy solicitation.

The following funds will be included in the proxy materials.

Columbia Funds Series Trust I

¡ CMG Ultra Short-Term Bond Fund	¡ Columbia High Yield Opportunity Fund	¡ Columbia Pacific/Asia Fund
¡ Columbia Asset Allocation Fund	¡ Columbia Income Fund	¡ Columbia Real Estate Equity Fund
¡ Columbia Balanced Fund	¡ Columbia Intermediate Bond Fund	¡ Columbia RI Intermediate Municipal Bond Fund
¡ Columbia Blended Equity Fund	¡ Columbia Intermediate Municipal Bond Fund	¡ Columbia Select Large Cap Growth Fund
¡ Columbia Bond Fund	¡ Columbia International Bond Fund	¡ Columbia Select Opportunities Fund
¡ Columbia CA Tax-Exempt Fund	¡ Columbia International Growth Fund	¡ Columbia Select Small Cap Fund
¡ Columbia CT Intermediate Municipal Bond Fund	¡ Columbia International Stock Fund	¡ Columbia Short-Intermediate Bond Fund
¡ Columbia CT Tax-Exempt Fund	¡ Columbia Large Cap Growth Fund	¡ Columbia Small Cap Core Fund
¡ Columbia Conservative High Yield Fund	¡ Columbia Liberty Fund	¡ Columbia Small Cap Growth Fund I
¡ Columbia Contrarian Core Fund	¡ Columbia MA Intermediate Municipal Bond Fund	¡ Columbia Small Cap Value Fund I
¡ Columbia Core Bond Fund	¡ Columbia MA Tax-Exempt Fund	¡ Columbia Strategic Income Fund
¡ Columbia Disciplined Value Fund	¡ Columbia Mid Cap Core Fund	¡ Columbia Strategic Investor Fund
¡ Columbia Dividend Income Fund	¡ Columbia Mid Cap Growth Fund	¡ Columbia Tax-Exempt Fund
¡ Columbia Emerging Markets Fund	¡ Columbia NJ Intermediate Municipal Bond Fund	¡ Columbia Technology Fund
¡ Columbia Energy and Natural Resources Fund	¡ Columbia NY Intermediate Municipal Bond Fund	¡ Columbia U.S. Treasury Index Fund
¡ Columbia Federal Securities Fund	¡ Columbia NY Tax-Exempt Fund	¡ Columbia Value and Restructuring Fund
¡ Columbia Greater China Fund	¡ Columbia OR Intermediate Municipal Bond Fund	¡ Columbia World Equity Fund
¡ Columbia High Yield Municipal Fund

For institutional audiences only. Distribution to any other audience is prohibited.

NOT FDIC INSURED	May Lose Value
NOT BANK ISSUED	No Bank Guarantee

INT-09/30652-0110 10/AR102436

Columbia Management®

Columbia Funds Series Trust II

¡ Columbia Retirement 2005 Portfolio	¡ Columbia Retirement 2020 Portfolio	¡ Columbia Retirement 2035 Portfolio
¡ Columbia Retirement 2010 Portfolio	¡ Columbia Retirement 2025 Portfolio	¡ Columbia Retirement 2040 Portfolio
¡ Columbia Retirement 2015 Portfolio	¡ Columbia Retirement 2030 Portfolio

Columbia Funds Series Trust

¡ Corporate Bond Portfolio	¡ Columbia LifeGoal® Balanced Growth Portfolio	¡ Columbia Mid Cap Value Fund
¡ Columbia Asset Allocation Fund II	¡ Columbia LifeGoal® Growth Portfolio	¡ Columbia Multi-Advisor International Equity Fund
¡ Columbia CA Intermediate Municipal Bond Fund	¡ Columbia LifeGoal® Income and Growth Portfolio	¡ Columbia NC Intermediate Municipal Bond Fund
¡ Columbia Convertible Securities Fund	¡ Columbia LifeGoal® Income Portfolio	¡ Columbia Short Term Bond Fund
¡ Columbia GA Intermediate Municipal Bond Fund	¡ Columbia Marsico 21st Century Fund	¡ Columbia Short Term Municipal Bond Fund
¡ Columbia Global Value Fund	¡ Columbia Marsico Focused Equities Fund	¡ Columbia Small Cap Growth Fund II
¡ Columbia High Income Fund	¡ Columbia Marsico Global Fund	¡ Columbia Small Cap Index Fund
¡ Columbia International Value Fund	¡ Columbia Marsico Growth Fund	¡ Columbia Small Cap Value Fund II
¡ Columbia Large Cap Core Fund	¡ Columbia Marsico International Opportunities Fund	¡ Columbia SC Intermediate Municipal Bond Fund
¡ Columbia Large Cap Enhanced Core Fund	¡ Columbia Masters International Equity Portfolio®	¡ Columbia Total Return Bond Fund
¡ Columbia Large Cap Index Fund	¡ Columbia MD Intermediate Municipal Bond Fund	¡ Columbia VA Intermediate Municipal Bond Fund
¡ Columbia Large Cap Value Fund	¡ Columbia Mid Cap Index Fund	¡ Mortgage- and Asset-Backed Portfolio

Please contact your relationship manager with any questions regarding this information.

Financial Institutions 800.718.9009	Institutional Dealers 800.626.2275	Broker/ Dealers 800.215.5005	Registered Investment Advisors 866.444.5435	Independent Advisors 800.446.4008	Investment-Only Distribution (DC/VA) 877.894.3592	U.S. Trust, Bank of America Private Wealth Management 800.521.1297

Columbia Management Group, LLC (“Columbia Management”) is the investment management division of Bank of America Corporation. Columbia Management entities furnish investment management services and products for institutional and individual investors. Columbia Funds are distributed by Columbia Management Distributors, Inc., member FINRA and SIPC. Columbia Management Distributors, Inc. is part of Columbia Management and an affiliate of Bank of America Corporation.

For institutional audiences only. Distribution to any other audience is prohibited.

NOT FDIC INSURED	May Lose Value
NOT BANK ISSUED	No Bank Guarantee

INT-09/30652-0110 10/AR102436